As filed with the Securities and Exchange Commission on June 22, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAFEWAY INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-301935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5918 Stoneridge Mall Road

Pleasanton, CA 94588

(925) 467-3000

(Address of Principal Executive Offices, including Zip Code)

Safeway 401(k) Savings Plan

(Full title of the plan)

Copy to:
Robert A. Gordon Senior Vice President and General Counsel Safeway Inc. 5918 Stoneridge Mall Road Pleasanton, CA 94588 (925) 467-3000	Scott R. Haber Latham & Watkins LLP 505 Montgomery Street, Suite 1900 San Francisco, California 94111 (415) 391-0600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01	1,000,000 Shares	$21.145	$21,145,000	$1,507.64

(1)	1,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Safeway Inc., a Delaware corporation (the “Company”), are being registered hereunder. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall automatically cover any additional shares of Common Stock that become purchasable under the Safeway 401(k) Savings Plan (the “Plan”) by reason of any stock split, stock dividend or other similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. The maximum aggregate offering price per share and aggregate offering price is based on the average of the high and low sales prices of the Common Stock, as reported on the New York Stock Exchange, on June 18, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being prepared with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The Company registered an aggregate of 700,000 shares for purchase under the Safeway 401(k) Savings Plan (the “Plan”), formerly known as the 2002 Restatement of the Safeway 401(k) Savings Plan and Trust, from time to time pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 28, 2002 (No. 333-85132).

Under this Registration Statement, the Company is registering an additional 1,000,000 shares of its Common Stock, bringing the total number of shares registered for purchase under the Plan to 1,700,000 shares.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statement are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

Item 8.	Exhibits.

See the Index to Exhibits on page 6.

Pursuant to Item 8(b) of Form S-8, in lieu of an Internal Revenue Service (“IRS”) determination letter that the Plan is qualified under Section 401(a) of the Internal Revenue Code, the undersigned registrant hereby undertakes that it has submitted the Plan and any amendments thereto, and will submit any future amendments, to the IRS in a timely manner and will make all changes required by the IRS to qualify the Plan.

SIGNATURES

The Registrant: Pursuant to the requirements of the Securities Act, Safeway Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on June 22, 2010.

SAFEWAY INC.
(Registrant)

By:	/S/ ROBERT A. GORDON
Robert A. Gordon
Senior Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Robert A. Gordon as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below on June 22, 2010.

Signature	Capacity

/S/ STEVEN A. BURD Steven A. Burd	Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ ROBERT L. EDWARDS Robert L. Edwards	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ DAVID F. BOND David F. Bond	Senior Vice President, Finance and Control (Principal Accounting Officer)

/S/ JANET E. GROVE Janet E. Grove	Director

/S/ MOHAN GYANI Mohan Gyani	Director

/S/ PAUL HAZEN Paul Hazen	Director

/S/ FRANK C. HERRINGER Frank C. Herringer	Director

/S/ KENNETH W. ODER Kenneth W. Oder	Director

Arun Sarin	Director

/S/ MICHAEL S. SHANNON Michael S. Shannon	Director

William Y. Tauscher	Director

The Plan: Pursuant to the requirements of the Securities Act, the Benefits Plan Committee of Safeway Inc. has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Pleasanton, State of California on June 22, 2010.

SAFEWAY 401(k) SAVINGS PLAN

By:	/S/ MICHAEL J. BOYLAN
Michael J. Boylan
Benefits Plan Committee Secretary

EXHIBIT INDEX

Exhibit Number	Description

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

*	Filed herewith